EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated April 5, 2001, accompanying the consolidated financial statements included in the annual report of FFP Marketing Company, Inc. on Form 10-K for the years ended December 31, 2000, and December 26, 1999. We hereby consent to the incorporation by reference of said report in the registration statement of FFP Marketing Company, Inc. on Form S-8 (File No. 33-68143).



                                               Grant Thornton LLP





Dallas, Texas
April 11, 2001